Exhibit 10.8

[Employee]

Notice of Option Grant

Participant:	[Participant Name]

Company:	CoreLogic, Inc.

Notice:	You have been granted the following Option in accordance with the terms of the Plan and the Option Award Agreement attached hereto.

Type of Award:	Nonqualified Stock Option (“NQSO”)

Plan:	The CoreLogic, Inc. 2006 Incentive Compensation Plan

Grant:	Date of Grant: [Grant Date]
Number of Shares Subject to the Option: [Number of Options Granted]

Exercise Price:	$[ ] per Share

Expiration Date:	The day immediately prior to the 10th anniversary of the Date of Grant. The Option is subject to early termination pursuant to Section 6 of this Agreement and Section 15 of the Plan

Vesting:

Subject to the terms of the Plan and this Agreement, the Option shall become vested and exercisable on each of the dates listed in the “Vesting Date” column below as to that portion of the total number of Shares subject to the Option set forth below opposite each such date.

	Vesting Date	Portion of Shares Subject to the Option Becoming Vested
	Date of Grant + 2 years	1/3
	Date of Grant + 3 years	1/3
	Date of Grant + 4 years	1/3

The vesting schedule set forth above requires the Participant’s continued employment or service through each applicable Vesting Date as a condition to the vesting of the applicable installment of the Option on such Vesting Date.

Rejection:	If you wish to accept this Option Award, please access Fidelity NetBenefits® at www.netbenefits.com and follow the steps outlined under the “Accept Grant” link at any time within forty-five (45) days after the Date of Grant. If you do not accept your grant via Fidelity NetBenefits® within forty-five (45) days after the Date of Grant, you will have rejected this Option Award.

[Employee]

Option Award Agreement

This Option Award Agreement (this “Agreement”), dated as of the Date of Grant set forth in the Notice of Option Grant attached hereto (the “Grant Notice”), is made between CoreLogic, Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1.	Definitions.

Capitalized terms used but not defined in this Agreement (including the Grant Notice) have the meaning set forth in the Plan.

“Cause” shall be defined as: (i) embezzlement, theft or misappropriation by the Participant of any property of any of the Company or its affiliates; (ii) Participant’s breach of any fiduciary duty to the Company or its affiliates; (iii) Participant’s failure or refusal to comply with laws or regulations applicable to the Company or its affiliates and their businesses or the policies of the Company and its affiliates governing the conduct of its employees or directors; (iv) Participant’s gross incompetence in the performance of Participant’s job duties; (v) commission by Participant of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (vi) the failure of Participant to perform duties consistent with a commercially reasonable standard of care; (vii) Participant’s failure or refusal to perform Participant’s job duties or to perform specific directives of Participant’s supervisor or designee, or the senior officers or Board of Directors of the Company; or (viii) any gross negligence or willful misconduct of Participant resulting in loss to the Company or its affiliates, or damage to the reputation of the Company or its affiliates.

2.	Grant of Options.

Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant on the Date of Grant set forth in the Grant Notice, pursuant to the Plan, an Option to acquire the number of shares of common stock of the Company, par value $0.00001 per share (“Shares”), set forth in the Grant Notice (the “Option”). The Option shall have the exercise price per Share set forth in the Grant Notice.

3.	Vesting.

The Option shall vest and become exercisable in installments of the aggregate number of Shares subject to the Option as set forth in the Grant Notice. Any unvested Shares then subject to the Option shall also become vested and exercisable upon the Participant’s Termination due to death, Disability, or Normal Retirement. For purposes of this Agreement, “Normal Retirement” means Termination of the Participant, other than for Cause, after the Participant has reached 62 years of age. For purposes of this Section 3, employment by the First American Corporation and/or one of its affiliates (collectively, “First American”) shall be treated as employment by the Company and/or an Affiliate.

4.	Limits on Exercise; ISO Status.

The Option may be exercised only to the extent the Option is vested and exercisable. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option. The Option may not be exercised with respect to a fractional Share, and any purported exercise with respect to a fractional Share shall be automatically rounded down to the nearest whole number of Shares. No fewer than the lesser of 50 Shares or the full number of vested and exercisable Shares subject to the Option may be purchased at any one time. The Option is a NQSO option and is not, and shall not be, an ISO.

5.	Change of Control.

In the event of a Change of Control, the provisions of Section 15.1 of the Plan shall apply to any outstanding portion of the Option and the Shares subject to the Option, provided that, notwithstanding anything to the contrary in the Plan, in the event that the Option is converted into a right to receive cash pursuant to Section 15.1(g) of the Plan, the amount of any cash payment shall be equal to the highest value of the consideration to be received in connection with the transaction for one Share less the exercise price per Share for the Option set forth in the Grant Notice, multiplied by the number of Shares subject to the outstanding portion of the Option.

6.	Termination of Option.

Subject to earlier termination as provided in this Section 6, the Option will terminate on the expiration date set forth in the Grant Notice. The Option is subject to earlier termination in connection with certain corporate events as provided in Section 15 of the Plan. The Option is also subject to earlier termination in connection with the Participant’s Termination, in which case the Option, to the extent not vested and exercisable as of the date of Termination (after giving effect to any accelerated vesting in the circumstances pursuant to Section 3), shall terminate on the date of Termination, and the Option, to the extent vested and exercisable as of the date of Termination, shall remain exercisable for the applicable time periods specified in Section 6.8 of the Plan. In no event may the Option be exercised following the expiration date set forth in the Grant Notice or following a termination in connection with certain corporate events as provided in Section 15 of the Plan.

7.	Method of Exercise of Option.

The Option shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee. The notice of exercise (or other authorized exercise procedure) must set forth the number of Shares with respect to which the Option is being exercised, be accompanied by full payment for the Shares to be purchased in a form permitted by Section 6.6 of the Plan, and include payment for all applicable taxes, if any, in accordance with Article XVII of the Plan.

8.	No Ownership Rights Prior to Issuance of Shares.

Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

9.	Detrimental Activity.

(a) Notwithstanding any other provisions of this Agreement to the contrary, if at any time while any portion of the Option remains outstanding, the Participant engages in Detrimental Activity, such outstanding portion of the Option shall be cancelled and rescinded without any payment or consideration therefor. The determination of whether the Participant has engaged in Detrimental Activity shall be made by the Committee in its good faith discretion.

(b) For purposes of this Agreement, “Detrimental Activity” means at any time (i) using information received during the Participant’s employment with the Company and/or its Subsidiaries, Affiliates and predecessors in interest relating to the business affairs of the Company or any such Subsidiaries, Affiliates or predecessors in interest, in breach of the Participant’s express or implied undertaking to keep such information confidential; (ii) directly or indirectly persuading or attempting to persuade, by any means, any employee of the Company or any of its Subsidiaries or Affiliates to breach any of the terms of his or her employment with Company, its Subsidiaries or its Affiliates; (iii) directly or indirectly making any statement that is, or could be, disparaging of the Company or any of its Subsidiaries or Affiliates, or any of their respective employees (except to the extent necessary to respond truthfully to any inquiry from applicable regulatory authorities or to provide information pursuant to legal process); (iv) directly or indirectly engaging in any illegal, unethical or otherwise wrongful activity that is, or could be, substantially injurious to the financial condition, reputation or goodwill of the Company or any of its Subsidiaries or Affiliates; or (v) directly or indirectly engaging in an act of misconduct such as, embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any of its Subsidiaries or Affiliates, breach of fiduciary duty or disregard or violation of rules, policies or procedures of the Company or any of its Subsidiaries or Affiliates, an unauthorized disclosure of any trade secret or confidential information of the Company or any of its Subsidiaries or Affiliates, any conduct constituting unfair competition, or inducing any customer to breach a contract with the Company or any of its Subsidiaries or Affiliates, in each case as determined by the Committee in its good faith discretion.

10.	No Right to Continued Employment.

Except as provided in Section 3 of this Agreement, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination as provided in Section 6 above or under the Plan. None of the Option nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employ of the Company or any Subsidiary or Affiliate for any period, nor restrict in any way the right of the Company or any Subsidiary or any Affiliate, which right is hereby expressly reserved, to terminate the Participant’s employment at any time for any reason. For the avoidance of doubt, this Section 10 is not intended to amend or modify any other agreement, including any employment agreement, that may be in existence between the Participant and the Company or any Subsidiary or Affiliate.

11.	The Plan.

In consideration for this grant, the Participant agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly, provided that the provisions of Section 5 (Change of Control) of this Agreement shall control over any conflicting provisions of the Plan. The Plan and the prospectus describing the Plan can be found on Fidelity NetBenefits® at www.netbenefits.com under Plan Information and Documents. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Company may from time to time specify.

12.	Compliance with Laws and Regulations.

(a) The Option and the obligation of the Company to sell and issue Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) It is intended that the Shares received in respect of the Option shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c) If, at the time of any exercise of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

13.	Notices.

All notices by the Participant or the Participant’s assignees shall be addressed to CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

14.	Severability.

In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

15.	Other Plans.

The Participant acknowledges that any income derived from the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate. The Option shall not be deemed to be “Covered Compensation” under any other benefit plan of the Company.

16.	Adjustments.

The Option and the Shares underlying the Option shall be subject to adjustment and conversion pursuant to the terms of Section 4.3, Article XV and XVI of the Plan.

CORELOGIC, INC.

By:
Name: Anand Nallathambi
Title: President and Chief Executive Officer

Date: [Grant Date]

Acknowledged and agreed as of the Date of Grant:

Printed Name:	[Participant Name]

Date:	[Acceptance Date]

[NOTE: GRANT WILL BE ACCEPTED ELECTRONICALLY]